                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                          Date of Report:  May 4, 1995
                Date of Earliest Event Reported:  April 25, 1995


                           TELE-COMMUNICATIONS, INC.
           ----------------------------------------------------------
           (Exact name of Registrants as specified in their charters)


                               State of Delaware
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)


             0-20421                                      84-1260157
- -----------------------------------        -------------------------------------
    (Commission File Numbers)              (I.R.S. Employer Identification Nos.)


              5619 DTC Parkway
            Englewood, Colorado                               80111
- ----------------------------------------                 ----------------
(Address of principal executive offices)                    (Zip Code)


      Registrants' telephone number, including area code:  (303) 267-5500

Item 2.  Acquisition or Disposition of Assets

         On April 25, 1995, the Company consummated the acquisition of the controlling interests in Cablevision S.A., Televisora Belgrano S.A., Construred S.A. and Univent's S.A., four affiliated companies owned by a shareholder group headed by Eduardo Eurnekian (the "Shareholders") and engaged in the cable television business in the Greater Buenos Aires area (collectively "Cablevision") pursuant to a stock purchase agreement with the Shareholders.

         The acquisition of a 51% ownership interest in Cablevision was consummated for a purchase price of approximately $286 million prior to the assumption of liabilities. The purchase price was paid with cash consideration of approximately $199 million (including a previously paid deposit of $20 million) and the Company's issuance of approximately $87 million in secured, negotiable promissory notes payable (the "Notes") to the Shareholders. The Notes are secured by the Company's pledge of the stock representing its 51% interest in Cablevision. The Notes bear interest at variable rates and are scheduled to be repaid in 20 monthly installments beginning on August 31, 1995. The purchase price is subject to adjustment upon the final determination of the actual number of Cablevision equivalent basic subscribers and Cablevision liabilities as of March 31, 1995.

         In addition, the Company has an option during the two-year period ended April 25, 1997 to increase its ownership interest to 80% at a cost per subscriber similar to the initial purchase price adjusted for certain fluctuations in applicable foreign currency exchange rates.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Financial Statements

                 None.

(b)      Pro Forma Financial Information

         Tele-Communications, Inc. and Subsidiaries:

             Condensed Pro Forma Combined Balance Sheet,
                December 31, 1994 (unaudited)

             Condensed Pro Forma Combined Statement of Operation,
                Year ended December 31, 1994 (unaudited)

             Notes to Condensed Pro Forma Combined Financial Statements,
                December 31, 1994 (unaudited)


(c) Exhibits

         (2) Amended and Restated Stock Purchase Agreement, dated as of April 25, 1995, by and among Eduardo Eurnekian, stockholders of shares of the Common Stock of Cablevision S.A., Televisora Belgrano S.A., Construred S.A., Univent's S.A., and TCI International Holdings, Inc.

         (10) Amended and Restated Stockholders Agreement, dated April 25, 1995, between Eduardo Eurnekian and TCI International Holdings, Inc.

__________________

                                   SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.



Date:        May 4, 1995



                                                TELE-COMMUNICATIONS, INC.
                                                (Registrant)



                                                By:/s/ Stephen M. Brett
                                                   Stephen M. Brett
                                                    Executive Vice President and
                                                     Secretary

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES

               Condensed Pro Forma Combined Financial Statements

                               December 31, 1994
                                  (unaudited)



    The following unaudited condensed pro forma combined balance sheet of TCI, dated as of December 31, 1994, assumes that (i) the merger with TeleCable Corporation ("TeleCable") (the "TeleCable Merger"), (ii) the acquisition of controlling interests in Cablevision S.A., Televisora Belgrano S.A., Construred S.A. and Univent's S.A. (collectively "Cablevision") (the "Cablevision Acquisition") and (iii) the transactions whereby QVC, Inc. ("QVC") became 43% owned by the Company and 57% owned by Comcast Corporation ("Comcast") (the "QVC Transactions") had occurred as of such date. See notes (2), (3) and (4).

    The following unaudited condensed pro forma combined statement of operations of TCI for the year ended December 31, 1994 assumes that the TeleCable Merger, the Cablevision Acquisition, the combination of TCI Communications, Inc. ("TCIC") and Liberty Media Corporation ("Liberty"), whereby TCIC and Liberty each became a wholly-owned subsidiary of TCI (the "TCI/Liberty Combination") (see note 1) and the QVC Transactions had occurred as of January 1, 1994.

    The unaudited pro forma results do not purport to be indicative of the results of operations that would have been obtained if the TeleCable Merger, the Cablevision acquisition, the TCI/Liberty Combination and the QVC Transactions had occurred as of January 1, 1994. These condensed pro forma combined financial statements of TCI should be read in conjunction with the historical financial statements and the related notes thereto of TCI.

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES

                   Condensed Pro Forma Combined Balance Sheet
                                  (unaudited)

                                                                              December 31, 1994
                                                  ------------------------------------------------------------------
                                                      TCI          TeleCable       Cablevision         Pro forma
                                                  Historical    Historical (2)   Historical (3)    adjustments(2)(3)
                                                  ----------    --------------   --------------    -----------------
                                                                         amounts in millions
 Assets
 ------

 Cash, receivables and other
    current assets                               $     496           19              10                    --


 Investment in affiliates and Turner
    Broadcasting System, Inc., and
    related receivables                              2,156           18              --                    --


 Property and equipment, net of
    accumulated depreciation                         5,876          258              30                   334  (5)

 Franchise costs, intangibles and
    other assets, net of amortization               11,000           21              --                 1,319  (5)
                                                 ---------       ------      ----------              --------
                                                                                                          956  (6)

                                                 $  19,528          316              40                 2,609
                                                 =========       ======      ==========              ========
 Liabilities and Stockholders' Equity
 ------------------------------------

 Payables and accruals                           $   1,193           31              32                    --


 Debt                                               11,162          274              46                    87  (7)
                                                                                                          179  (8)

 Deferred income taxes                               3,613           46               6                   956  (6)


 Other liabilities                                     160            5              --                    --
                                                 ---------       ------      ----------              --------

       Total liabilities                            16,128          356              84                 1,222
                                                 ---------       ------      ----------              --------


 Minority interests                                    429            3              --                    --

 Series D Preferred Stock                               --           --              --                   300  (10)

 Stockholders' equity:

    Preferred Stock                                     --           --              --                    --
    Combined deficit                                    --           --             (44)                   44  (11)
    Class A common stock                               577           --              --                    42  (10)

    Class B common stock                                89            7              --                    (7) (9)
    Additional paid-in capital                       2,959         (262)             --                   958  (10)
                                                                                                          262  (9)
    Cumulative foreign currency
       translation adjustment                           (4)          --              --                    --
    Unrealized holding gains for
       available-for sale securities                   253            3              --                    (3) (9)
    Retained earnings (deficit)                       (293)         209              --                  (209) (9)
    Treasury stock                                    (610)          --              --                    --
                                                 ---------       ------      ----------              --------
                                                     2,971          (43)            (44)                1,087
                                                 ---------       ------      ----------              --------


                                                 $  19,528          316              40                 2,609
                                                 =========       ======      ==========              ========



                                                                      QVC
                                                                 Transactions         TCI
                                                                 Pro forma(4)       Proforma
                                                                 ------------       --------
                                                                      amounts in millions
 Assets
 ------

 Cash, receivables and other
    current assets                                                     --              525


 Investment in affiliates and Turner
    Broadcasting System, Inc., and
    related receivables                                                 7 (12)       1,965
                                                                     (216)(13)


 Property and equipment, net of
    accumulated depreciation                                           --            6,498

 Franchise costs, intangibles and
    other assets, net of amortization                                  --           13,296


                                                                ---------       ----------
                                                                     (209)          22,284
                                                                =========       ==========

 Liabilities and Stockholders' Equity
 ------------------------------------

 Payables and accruals                                                 --            1,256


 Debt                                                                   7  (12)     11,666
                                                                      (89) (13)

 Deferred income taxes                                                 --            4,621


 Other liabilities                                                     --              165
                                                                ---------       ----------

       Total liabilities                                              (82)          17,708
                                                                ---------       ----------

 Minority interests                                                    --              432

 Series D Preferred Stock                                              --              300

 Stockholders' equity:

    Preferred Stock                                                    --               --
    Combined deficit                                                   --               --
    Class A common stock                                               --              619

    Class B common stock                                               --               89
    Additional paid-in capital                                         --            3,917

    Cumulative foreign currency
       translation adjustment                                          --               (4)
    Unrealized holding gains for

       available-for sale securities                                 (127) (13)        126
    Retained earnings (deficit)                                        --             (293)
    Treasury stock                                                     --             (610)
                                                                ---------       ----------
                                                                     (127)           3,844
                                                                ---------       ----------
                                                                     (209)          22,284
                                                                =========       ==========

       See accompanying notes to unaudited condensed pro forma combined financial statements.

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES

              Condensed Pro Forma Combined Statement of Operations
                                  (unaudited)

                                                                  Year ended December 31, 1994
                                                                  ----------------------------
                                               TCI           Liberty         TeleCable       Cablevision          Pro forma
                                            Historical   Historical (1)   Historical (2)   Historical (3)   adjustments(1)(2)(3)
                                            ----------   --------------   --------------   --------------   --------------------
 Revenue                                   $   4,936            790              302               139              (36) (14)

 Operating,  cost   of  sales,  selling,
    general and administrative expenses
    and compensation relating to stock
    appreciation rights                       (3,130)          (726)            (171)              (90)              36  (14)

 Depreciation and amortization                (1,018)           (32)             (46)               (6)             (71) (15)
                                           ---------     ----------        ---------         ---------          -------


       Operating income (loss)                   788             32               85                43              (71)

 Interest expense                               (785)           (22)             (23)               --               12  (16)
                                                                                                                     (6) (17)

                                                                                                                    (15) (18)
                                                                                                                     (6) (19)

 Interest and dividend income                     36             15                1                --              (12) (16)


 Share of earnings of Liberty                    125             --               --                --             (125) (20)

 Share of earnings (losses) of
    affiliates, net                             (120)            23               --                --               --



 Gain on dispositions                            151            183               --                --               --

 Loss on early extinguishment of
    debt                                          (9)            --               --                --               --


 Other expense, net                              (15)           (11)              (4)               (1)              --
                                           ---------     ----------        ---------         ---------          -------

       Earnings (loss) before income
          taxes                                  171            220               59                42             (223)


 Income tax expense                             (116)           (95)             (23)              (15)              86  (21)
                                           ---------     ----------        ---------         ---------          -------

          Net earnings (loss)                     55            125               36                27             (137)


 Dividend requirement on redeemable
    preferred stocks                              (8)           (14)              --                --              (17) (22)
                                                                                                                      8  (23)
                                           ---------     ----------        ---------         ---------          -------

       Net loss attributable to
          common shareholders              $      47            111               36                27             (146)
                                           =========     ==========        =========         =========          =======

 Primary earnings per common and
    common equivalent share                $     .09
                                           =========



                                                   Year ended December 31, 1994
                                                   ----------------------------
                                                       QVC
                                                   Transactions            TCI
                                                   Pro forma (4)       Pro forma
                                                   -------------       ---------
 Revenue                                                  --              6,131

 Operating,  cost   of  sales,  selling,
    general and administrative expenses and
    compensation relating to stock
    appreciation rights                                   --             (4,081)

 Depreciation and amortization                            --             (1,173)
                                                   ---------       ------------


       Operating income (loss)                            --                877

 Interest expense                                         --               (845)





 Interest and dividend income                             --                 40


 Share of earnings of Liberty                             --                 --

 Share of earnings (losses) of
    affiliates, net                                       26  (24)          (98)
                                                         (27) (25)


 Gain on dispositions                                     --                334

 Loss on early extinguishment of
    debt                                                  --                 (9)


 Other expense, net                                       --                (31)
                                                   ---------       ------------

       Earnings (loss) before income
          taxes                                           (1)               268


 Income tax expense                                       --               (163)
                                                   ---------       ------------

          Net earnings (loss)                             (1)               105


 Dividend requirement on redeemable
    preferred stocks                                      --                (31)

                                                   ---------       ------------

       Net loss attributable to
          common shareholders                             (1)                74
                                                   =========       ============

 Primary earnings per common and
    common equivalent share                                        $        .11 (26)


  See accompanying notes to unaudited condensed pro forma combined financial statements.

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES

           Notes to Condensed Pro Forma Combined Financial Statements

                               December 31, 1994
                                  (unaudited)


(1) The TCI/Liberty Combination, which were consummated on August 4, 1994, were structured as a tax free exchange whereby the common stock of TCIC and Liberty and the preferred stock of Liberty were exchanged for like shares of TCI. The merger agreement provided that each share of TCIC's and Liberty's common stock (including shares held by TCIC's or Liberty's subsidiaries) would be converted into one share and 0.975 of a share, respectively, of the corresponding class of TCI's common stock. Shares of Liberty Class E Preferred Stock were converted into shares of a preferred stock of TCI having designations, preferences, rights and qualifications, limitations and restrictions substantially identical to the shares of preferred stock being converted. Shares of the remaining Liberty preferred stock held by subsidiaries of TCIC were converted into shares of a class of TCI preferred stock having an equivalent fair value to that which was given up. All preferred stock of TCI held by TCIC or its subsidiaries has been eliminated in consolidation. The TCI/Liberty Combination has been accounted for as a purchase of Liberty by TCI utilizing Liberty's historical predecessor cost.

(2) As of August 8, 1994, TCI, TCIC and TeleCable entered into a definitive merger agreement (the "TeleCable Merger Agreement") whereby TeleCable was merged into TCIC on January 26, 1995. The aggregate $1.6 billion purchase price was satisfied by TCIC's assumption of approximately $300 million of TeleCable's net liabilities and the issuance to TeleCable's shareholders of shares of TCI Class A common stock (approximately 42 million shares) and 1 million shares of a new series of preferred stock designated Convertible Preferred Stock, Series D (the "Series D Preferred Stock") with an aggregate initial liquidation value of $300 million. The Series D Preferred Stock, which accrues dividends at a rate of 5.5% per annum, are convertible into 10 million shares of TCI Class A common stock. The Series D Preferred Stock is redeemable at the option of TCI after five years and at the option of either TCI or the holder after ten years. The amount of net liabilities assumed by TCIC and the number of shares of TCI Class A common stock issued to TeleCable's shareholders are subject to closing adjustments.

(3) On April 25, 1995, the Company consummated the acquisition of controlling interests in Cablevision for an aggregate purchase price of $286 million, including a previously paid deposit of $20 million. The purchase price was paid with cash consideration of approximately $199 million (including the initial $20 million) and the Company's issuance of approximately $87 million in secured negotiable promissory notes payable.


                                                                    (continued)

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES

           Notes to Condensed Pro Forma Combined Financial Statements

(4) Pursuant to an Agreement and Plan of Merger dated as of August 4, 1994, as amended (the "QVC Merger Agreement"), QVC Programming Holdings, Inc. (the "Purchaser"), a corporation which is jointly owned by Comcast and Liberty, commenced an offer (the "QVC Tender Offer") to purchase all outstanding shares of common stock and preferred stock of QVC, Inc. ("QVC"). The QVC Tender Offer expired at midnight, New York City time, on February 9, 1995, at which time the Purchaser accepted for payment all shares of QVC which had been tendered in the QVC Tender Offer. Following consummation of the QVC Tender Offer, the Purchaser was merged with and into QVC with QVC continuing as the surviving corporation. The Company owns an approximate 43% interest of the post-merger QVC. Upon consummation of the aforementioned QVC transactions, the Company is deemed to exercise significant influence over QVC and, as such, will account for its investment in QVC under the equity method.

(5) Represents an allocation of the purchase prices of TeleCable and Cablevision to their tangible and intangible assets. The cost allocations were estimated using information available at the date of preparation of these condensed pro forma combined financial statements and will be adjusted upon final appraisal of the assets acquired. Therefore, the actual allocations may differ from those allocations reflected herein.

(6) Represents the estimated incremental deferred income tax liability associated with the TeleCable and Cablevision purchase price allocations, as described in note (5) above. The adjustment assumes a combined federal and state income tax rate of 41%.

(7) Represents the issuance of the Notes in the acquisition of Cablevision (see note 3).

(8) Represents borrowings by the Company to pay the remaining cash consideration in the Cablevision acquisition.

(9) Represents the elimination of TeleCable's historical stockholders' deficit.

(10) Represents the issuance by TCI to TeleCable shareholders of shares of TCI Class A common stock (approximately 42 million shares) and 1 million shares of Series D Preferred Stock with an aggregate liquidation value of $300 million. See note (2) above.

(11) Represents the elimination of Cablevision's historical stockholders' deficit.

(12)     Represents the Company's cash contribution in the QVC Transactions.

(13)     Represents the elimination of the unrealized gain attributable to QVC.

(14) Represents the elimination of intercompany revenue and operating expenses between TCIC and Liberty arising from the sale of certain cable television programming to their respective cable television subscribers. See note (1) above.

(15) Represents depreciation and amortization of TeleCable's and Cablevision's allocated excess purchase prices based upon weighted average lives of 12-1/2 years for property and equipment and 40 years for franchise costs for TeleCable and 20 years for franchise costs for Cablevision.

                                                                    (continued)

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES

           Notes to Condensed Pro Forma Combined Financial Statements


(16) Represents the elimination of interest on intercompany indebtedness between TCIC and Liberty. See note (1) above.

(17) Represents assumed interest expense incurred by the Company on the Notes, calculated at an assumed rate of 7% per annum.

(18) Represents assumed interest expense incurred by the Company on the borrowings of $179 million to pay the remaining cash portion of the Cablevision purchase price and the interest expense that would have been incurred had the initial $20 million payment toward the Cablevision purchase price been paid on January 1, 1994. Such interest expense was calculated at the Company's weighted average interest rate of 7.5% for the year ended December 31, 1994.

(19) Represents additional interest expense on assumed indebtedness of Cablevision. Interest expense was not reflected in the historical financial statements as such borrowings were not utilized to support the assets to be acquired by the Company. Such interest was calculated at the interest rate in effect at December 31, 1994 for such indebtedness (14.4% per annum).

(20) Represents the elimination of TCIC's share of Liberty's historical earnings.

(21)     Reflects the estimated income tax effect of the pro forma adjustments.

(22) Represents the dividend requirements on TCI's Series D Preferred Stock (issued in connection with the TeleCable Merger - see note 2).

(23) Represents the elimination of the preferred stock dividend requirements on Liberty preferred stock held by TCIC converted into preferred stock of TCI.

(24) Reflects the incremental increase in TCI's share of QVC's historical earnings resulting from the consummation of the QVC Transactions.

(25) Represents the adjustment to TCI's share of the pro forma loss of the Purchaser after giving effect to the consummation of the QVC Transactions. Such adjustment reflects the estimated incremental interest, depreciation and amortization expense, net of income taxes, incurred by the Purchaser following the consummation of the QVC Transactions.

(26) Reflects primary and fully diluted earnings per common and common equivalent share based upon 651,475,966 weighted average shares. Such amount is calculated utilizing 540,837,355 weighted average shares of TCI at December 31, 1994 (such amount representing TCI's weighted average shares, as disclosed in its historical financial statements), adjusted for the effect of shares issued in the TCI/Liberty Combination as if such transaction had occurred on January 1 and adjusted for the issuance of 42 million shares of TCI Class A common stock issued in connection with the TeleCable Merger. Shares issuable upon conversion of the Series D Preferred Stock (see note 2) have not been included in the computation of weighted average shares outstanding for the year ended December 31, 1994 because their inclusion would be anti-dilutive.

                                 EXHIBIT INDEX


The following exhibits are filed herewith or are incorporated by reference herein (according to the number assigned to them in Item 601 of Regulation S-K) as noted:


(2)      Amended and Restated Stock Purchase Agreement, dated as of April 25,
           1995, by and among Eduardo Eurnekian, stockholders of shares of the Common Stock of Cablevision S.A., Televisora Belgrano S.A., Construred S.A., Univent's S.A., and TCI International Holdings, Inc.

(10)     Amended and Restated Stockholders Agreement, dated April 25, 1995, between Eduardo Eurnekian and TCI International Holdings, Inc.